CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chairman and President, and Richard F. Sennett, Principal Financial Officer of Legg Mason Investment Trust – Legg Mason Capital Management Opportunity Trust (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2012 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chairman and President	Principal Financial Officer
Legg Mason Investment Trust –	Legg Mason Investment Trust –
Legg Mason Capital Management	Legg Mason Capital Management
Opportunity Trust	Opportunity Trust

/s/ R. Jay Gerken	/s/ Richard F. Sennett
R. Jay Gerken	Richard F. Sennett
Date: February 25, 2013	Date: February 25, 2013

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.